Exhibit 99.2

ChipX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

ChipX, INC.

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2009

IN U.S. DOLLARS

UNAUDITED

INDEX

Page
Condensed interim Consolidated Balance Sheets	F-2

Condensed interim Consolidated Statements of Operations	F-3

Condensed interim Consolidated Statements of Cash Flows	F-4

Notes to Condensed interim Consolidated Financial Statements	F-5 - F-13

ChipX, INC.

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

	September 30, 2009	December 31, 2008
	Unaudited	Audited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,136	$5,444
Trade receivables (net of allowances of $93 at September 30, 2009 and $137 at December 31, 2008)	1,502	3,320
Inventories (Note 4)	702	769
Other accounts receivables and prepaid expenses	725	733

Total current assets	6,065	10,266

PROPERTY AND EQUIPMENT, NET	365	627

LONG-TERM ASSETS:
Severance pay fund	836	634
Long term other receivables	279	541

	1,115	1,175

INTANGIBLE ASSETS, NET (Note 5)	193	302

Goodwill	31	31

Total assets	$7,769	$12,401

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Short term bank credit	$864	$2,000
Long term loan, current portion (Note 6)	1,216	1,000
Capital lease obligation, current portion	28	32
Other accounts payable and accrued expenses	1,176	1,788

Trade payables	2,205	2,548
Deferred revenues	473	912

Total current liabilities	5,962	8,280

LONG-TERM LIABILITIES:
Long-term loan, less current portion (Note 6)	—	945
Capital lease obligation, less current portion	8	31
Accrued severance pay	949	774
Other long-term liabilities	1,245	897
Warrants to purchase series BB redeemable convertible preferred stock (Note 6)	51	55

Total long term liabilities	2,253	2,702

REDEEMABLE CONVERTIBLE PREFERRED STOCK (liquidation preference of $66,283 at September 30, 2009 and December 31, 2008) (Note 7)	60,795	59,676

STOCKHOLDERS’ DEFICIENCY (Note 8):
Class A Common stock of $0.001 par value - 1,733,000 shares authorized at September 30, 2009 and December 31, 2008; no shares issued and outstanding at September 30, 2009 and December 31, 2008	—	—
Common stock of $0.001 par value - 30,767,000 and 30,267,000 shares authorized at September 30, 2009 and December 31, 2008, respectively; 236,899 shares issued and outstanding at September 30, 2009 and December 31, 2008.	—	—
Additional paid-in capital	202	202
Stockholders’ notes receivable	(202)	(202)
Accumulated deficit	(61,241)	(58,257)

Total stockholders’ deficiency	(61,241)	(58,257)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficiency	$7,769	$12,401

The accompanying notes are an integral part of the consolidated financial statements.

ChipX, INC.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Nine months ended September 30,		Year ended December 31, 2008
	2009	2008
	Unaudited		Audited
Revenues:
Products	$11,369	$16,921	$23,901
Services	2,094	1,431	2,482

Total Revenues	13,463	18,352	26,383

Cost of Revenues:
Products	7,650	11,469	15,685
Services	1,845	3,082	3,837

Total Cost of Revenues	9,495	14,551	19,522

Gross profit	3,968	3,801	6,861

Operating expenses:
Research and development	2,882	4,303	5,667
Sales and marketing	1,618	3,407	4,429
General and administrative	1,201	1,713	2,319

Total operating costs and expenses	5,701	9,423	12,415

Operating loss	(1,733)	(5,622)	(5,554)
Financial and other expenses, net	(142)	(81)	(128)

Loss before income taxes	(1,875)	(5,703)	(5,682)
Income taxes	26	12	14

Net loss	$(1,901)	$(5,715)	$(5,696)

The accompanying notes are an integral part of the consolidated financial statements.

ChipX, INC.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Nine months ended September 30,		Year ended December 31,
	2009	2008	2008
	Unaudited		Audited
Cash flows from operating activities:
Net loss	$(1,901)	$(5,715)	$(5,696)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment of property and equipment	438	630	1,017
Loss on sale and disposal of property and equipment	2	2	2
Write down of inventories	224	115	241
Decrease in bad debt	(44)	(11)	(12)
Stock based compensation expense	36	59	70
Amortization of discount on long term loan	21	4	—
Decrease in account receivables	1,862	623	203
Increase in inventories	(157)	(178)	(4)
Decrease (increase) in other accounts receivable and prepaid expenses	270	(484)	761
Increase (decrease) in accrued payroll and related expenses, other accrued liabilities and other long-term liabilities	(268)	(440)	88
Decrease in trade payables	(343)	(621)	(863)
Increase (decrease) in deferred revenues	(439)	625	88
Increase (decrease) in severance pay, net	(27)	27	69

Net cash used in operating activities	(326)	(5,364)	(4,036)

Cash flows from investing activities:
Proceeds from sale of property and equipment	—	1	2
Purchase of property and equipment	(69)	(260)	(377)
Proceeds from redemption of short-term investments	—	—	5,977
Purchase of short-term investments	—	1,984	(3,993)

Net cash provided by (used in) investing activities	(69)	1,725	1,609

Cash flows from financing activities:
Proceeds from long term loan	—	—	4,000
Repayment of long term loan and short term credit line	(1,886)	(262)	(2,000)
Repayments of Notes payable	—	—	(32)
Payments on capital lease obligations	(27)	(31)	(45)
Proceeds from issuance of preferred stocks, net	—	3,929	3,929
Proceeds from exercise of stock options	—	—	2

Net cash provided by (used in) financing activities	(1,913)	3,636	5,854

Increase (decrease) in cash and cash equivalents	(2,308)	(3)	3,427
Cash and cash equivalents at the beginning of the period	5,444	2,017	2,017

Cash and cash equivalents at the end of the period	$3,136	$2,014	$5,444

Supplemental disclosure of cash flows information:
Cash paid during the period for:
Interest	$120	$20	$160

Income taxes	$26	$12	$14

Non-cash financing and investing activities:
Purchase of property and equipment under capital lease	$—	$43	$43

Accretion to redemption value on series BB and AA Preferred stock	$1,119	$2,287	$2,650

Reclassification of fair value of warrants to purchase convertible redeemable preferred stock from Long-term liabilities	$—	$—	$55

The accompanying notes are an integral part of the consolidated financial statements.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:	GENERAL

a.	ChipX, Inc. (“the Company”) was incorporated in Delaware on July 6, 1989. On September 30, 2009, Elron Electronic Industry Ltd. (“Elron”), an Israeli company, owned 28% of the Company’s issued and outstanding share capital.

The Company has two wholly owned subsidiaries, ChipX, (Israel) Limited (“CXL”), located in Haifa, Israel and ChipX, UK Limited (United Kingdom), a sales office, located in London, England. CXL is the Company’s primary research and development facility.

b.	The Company provides a full application specific integrated circuit (“ASIC”) time-to-market solution from prototype to production to companies mostly in North America. The Company has developed patented technologies for rapid prototyping, low-volume production of Structured ASICs. Additionally, the Company provides its customers with a smooth transition into high-volume production. The Company sells its products to multiple end-markets including telecommunications, military-aerospace, consumer, industry and computers.

Three major customers accounted for 13%, 11%, 9% and 10%, 16%, 11% and 10%, 15%, 13% of the Company’s revenue for the nine months ended September 30, 2009 and 2008 and the year ended December 31, 2008, respectively.

c.	Concentration of risks that may have a significant impact on the Company are as follows:

Materials - certain of the raw materials used by the Company in the manufacture of its products are available from a limited number of suppliers. Shortages could occur in various essential materials due to the interruption of supply or increased demand in the industry. If the Company were unable to procure such materials, it would be required to reduce its manufacturing operations, which could have a material effect upon its operations.

d.	Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. At September 30, 2009, the Company had an accumulated deficit of $61,241 and continues to be dependent upon external sources of capital to support its operations. The Company to date has consumed substantial amounts of cash. Furthermore the Company partially financed its operations during the nine months ended September 30, 2009 with a bank loan received during December, 2008 (see also Note 6). This bank loan is subject to certain covenants as modified on May 5, 2009. Although the Company as of September 30, 2009 was not in compliance with such covenants, upon the closing of the merger (see also Note 10), GigOptix, Inc. (“GigOptix”) assumed $2 million in debt outstanding under such bank loan. The Company currently depends on additional financing from GigOptix to sustain its operations.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:	GENERAL (CONT.)

d.	Going Concern (Cont.):

The Company cannot, however, give any assurance that it will in the future be successful in obtaining such additional necessary financing. Accordingly, subsequent to the balance sheet date, these conditions adversely affect the Company’s current results of operations and liquidity. The Company depends on additional financing from GigOptix to sustain its operations during 2010. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

e.	See Note 10 for details on the merger transaction with GigOptix.

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES

a.	The significant accounting policies applied in the financial statements of the Company as of December 31, 2008, are applied consistently in these financial statements, except as described in Note 2b.

b.	Recently issued accounting standards

1.	Accounting standards adopted during the period

In May 2009, the FASB issued ASC 855, “Subsequent Events”, (ASC 855) (originally issued as SFAS 165). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 is effective for interim and annual reporting periods ending after June 15, 2009. The Company evaluated all events or transactions that occurred after September 30, 2009 up through January 21, 2010, the date of issuance of these financial statements. Other than the acquisition of the Company as disclosed in note 10, during this period no other material subsequent events came to our attention.

In June 2009, the Financial Accounting Statements Board (“FASB”) issued Accounting Standards Codification ASC 105-10-65-1 (“ASC 105”) (originally issued as FAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”, a replacement of SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”). ASC 105 is effective for financial statements for interim and annual periods ending after September 15, 2009. ASC 105 establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with Generally Accepted Accounting Principles. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts;

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

b.	Recently issued accounting standards (Cont.)

instead the FASB will issue Accounting Standards Updates (“ASU”). The ASU will not be authoritative in their own right as they will only serve to update the Codification. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Company’s Financial Statements. The Company has adopted ASC 105 and therefore all references by the Company to authoritative accounting principles recognized by the FASB reflect the Codification.

2.	Recently issued accounting standards:

In August 2009, the FASB issued ASU No. 2009-05 “Fair Value Measurements and Disclosures (Topic 820) - Measuring Liabilities at Fair Value” (“ASU 2009-05”). ASU 2009-05 amends Subtopic 820-10 “Fair Value Measurements and Disclosures - Overall” and provides clarification on the methods to be used in circumstances in which a quoted price in an active market for the identical liability is not available. The provisions of ASU 2009-05 are effective for reporting periods begging after August 2009. The Company is currently assessing the possible impact the adoption of ASU 2009-05 will have on its financial statements.

NOTE 3:	UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ended December 31, 2009.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 3:	UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The financial statements should be read in conjunction with the Company’s annual financial statements and accompanying notes as of December 31, 2008.

NOTE 4:	INVENTORIES

Inventories are stated at the lower of cost or market value. Cost is determined by standard costs, which approximate actual cost on a first-in, first-out basis. The Company’s inventories are concentrated in high-technology parts and components that may be specialized in nature or subject to rapid technological obsolescence. These factors are considered in estimating required reserves to state inventories at the lower of cost or market. While the Company has programs to minimize the required inventories on hand, such estimates could change in the future and may have a material adverse impact on the Company’s financial position and results of operations.

Inventories are composed of the following:

	September 30, 2009	December 31, 2008
	Unaudited	Audited
Work-in-progress	$196	$194
Finished goods	506	575

	$702	$769

NOTE 5:	INTANGIBLE ASSETS, NET

	September 30, 2009	December 31, 2008
	Unaudited	Audited
Cost:
Customer relationship	$580	$580
Accumulated amortization:
Customer relationship	387	278

Amortized cost	$193	$302

Amortization expenses for the nine months ended September 30, 2009 and 2008, and for the year ended December 31, 2008, amounted to $109, $109 and $145, respectively.

Following is the estimated amortization expenses in respect of identifiable intangible assets:

Year ending December 31,
2009 (excluding amounts already amortized during the nine month period ended September 30, 2009)	$36
2010	145
2011	12

Total	$193

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 6:	SHORT TERM BANK LINE OF CREDIT AND LONG-TERM LOAN

In December 2008, the Company entered into a Credit Agreement (the “Credit Agreement”) with a bank (the “Lender”) pursuant to which the Lender agreed to make a $4,000 line of credit available to the Company, of which $2,000 was a long term loan (“loan”) and $2,000 was a revolving credit line (“credit line”).

Under the terms of the Credit Agreement, the Company may draw amounts under the line of credit from time to time until December 10, 2010 at which time the drawn and unpaid amount shall be fixed and the revolving line of credit facility shall become payable at that date.

The Loan bears annual interest of 1.75% above the U.S. prime rate and in no event could the prime rate fall below 4% per annum. The principal of the Loan shall be repaid in 24 equal monthly payments, commencing January 2009.

The credit line shall bear interest, at a rate equal to the U.S. prime rate plus 1.0%, provided however, that for the purpose of this calculation, in no event shall the Prime Rate be less than 4.0% per annum. The interest on the loan shall be payable on a monthly basis.

As part of the Credit Agreement, the Company issued to the Lender a warrant to purchase 54,054 Series BB convertible Redeemable Preferred Stock. The warrants to Series BB redeemable convertible preferred stock were recorded as a liability at fair value and were presented as a discount on the Loan in the amount of $55. The discount on the Loan is amortized as financial expenses over a period of 2 years and warrant’s fair value is recalculated on each balance sheet date.

The Company granted the Lender a first ranking floating charge on all the Company’s present and future tangible assets including inventory and equipment to secure the Loan.

Bank credit line and loan are subject to certain covenants as detailed in the credit agreement. Among the covenants two major requirements are the Minimum Loss Requirement and the Assets Coverage Ratio.

On May 5, 2009, the Company signed a modification agreement with the Lender in connection with the Credit Agreement. As part of the modification agreement the bank agreed to modify certain covenants to be met by the Company as of September 30, 2009 and thereafter (see also Note 1d). As of September 30, 2009, the Company was not in compliance with the modified covenants and thus reclassified $250 that was recorded as long term loan to current liabilities.

During the nine months ended September 30, 2009, the Company repaid approximately $750 of the long term loan and approximately $1,136 of the short term bank line of credit. Upon the closing of the merger (see also Note 10), GigOptix assumed $2 million in debt outstanding under the Credit Agreement between the Company and the Lender.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 7:	REDEEMABLE CONVERTIBLE PREFERRED STOCK

The following table summarizes information as to the number of shares of Convertible Preferred stock at September 30, 2009:

		Shares
	Share price	Authorized	Issued and outstanding	Proceeds, net	Liquidation preference	Accreted balance
Series BB	$1.85	2,216,216	2,162,162	$3,930	$7,080	$4,702
Series AA	$1.58	13,955,689	13,924,043	21,712	39,028	35,321
Series A-1	$1,000.00	4,800	4,800	1,969	1,969	1,969
Series C-1	$2,000.00	1,389	1,389	1,139	1,139	1,139
Series E-1	$3,000.00	18	18	22	22	22
Series F-1	$4,000.00	187	187	307	307	307
Series H-1	$2.05	8,183,675	8,183,675	16,738	16,738	16,738

		24,361,974	24,276,274	$45,817	$66,283	$60,198	(*)

(*)	Redeemable Convertible Preferred stock amount in the balance sheet also includes warrants fair value that was reclassified to the line item upon expiration of such warrants.

NOTE 8:	STOCKHOLDERS’ DEFICIENCY

Stock option plans:

Effective January 1, 2006, the Company adopted the fair value recognition provisions of ASC 718 (originally issued as SFAS123(R)). ASC 718 establishes accounting for equity-based awards exchanged for employee services. Accordingly, equity-based compensation cost is measured at grant date, based on the fair value of the award, and is recognized as an expense over the employee’s requisite service period.

The fair value of stock-based awards was estimated using the Black-Scholes model with the following weighted-average assumptions:

	Nine months ended September 30, 2009	Year ended December 31, 2008
Weighted average expected term (years)	—	6
Forfeiture rate	—	10%
Interest rate	—	2.5%
Volatility	—	42%
Dividend yield	—	0%
Weighted-average fair value at grant date	—	$0.1

The computation of expected volatility is based on realized historical share price volatility of peer companies. The computation of the forfeiture rate is based on the employees expected exercise and on prior to and post vesting termination behavior. The interest rate for period within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.

The Company maintains two stock option plans, the 1994 Stock Option Plan (the “1994 Plan”) and the 2003 Stock Option Plan (the “2003 Plan” and both together, the “Plans”).

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 8:	STOCKHOLDERS’ DEFICIENCY (CONT.)

Stock option plans (cont.)

Under the Plans, options for common stock may be granted to eligible participants, including employees, consultants and non-employee board members of the Company or its subsidiary.

The exercise price may not be less than 85% of the fair value at the date of the grant. The exercise price for options to a 10% stockholder will not be less than 110% of the fair value at the date of the grant. Options under the Plans have a maximum term of ten years from the date of grant, and generally vest over four years. Options are exercisable when vested, or prior to vesting if approved by the Board of Directors, in which case the shares may be subject to repurchase by the Company in accordance with the original vesting schedule. As of September 30, 2009, there are no shares subject to repurchase under the Plans.

The following table presents the stock option activity for the nine months ended September 30, 2009:

	Shares Available for Future Grant	Number of Options	Weighted- average exercise price
Outstanding at December 31, 2008	1,528,000	4,352,000	$0.26
Forfeited	159,000	(159,000)	$0.26

Outstanding at September 30, 2009	1,687,000	4,193,000	$0.26

Exercisable at September 30, 2009	—	3,628,469	$0.26

Vested and expected to vest	—	4,036,213	$0.26

The options outstanding as of September 30, 2009 have been separated into ranges of exercise prices, as follows:

Exercise price	Options outstanding as of September 30, 2009	Weighted average remaining contractual life (years)	Weighted average exercise price	Options exercisable as of September 30, 2009	Weighted average exercise price of options exercisable
$ 0.25	4,192,670	6.08	$0.25	3,628,139	$0.25
$ 100	330	3.70	$100	330	$100

	4,193,000			3,628,469

As of September 30, 2009, $82 of total unrecognized compensation cost related to stock options is expected to be recognized over a period from October 2009 through October 2012.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 9:	COMMITMENTS AND CONTINGENCIES

a.	Lease commitments:

The Company leases office space and equipment under non-cancelable operating and capital leases with various expiration dates through 2012. Rent expenses for the nine months ended September 30, 2009 and 2008 and for the year ended December 31, 2008 were $268 and $266 and $371, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expenses incurred but not paid.

Future minimum lease payments under non-cancelable operating and capital leases are as follows:

	Capital Lease	Operating lease
2009 (excluding amounts paid during the nine month period ended September 30, 2009)	$7	$829
2010	28	1,875
2011	2	1,846
2012 and thereafter	—	1,857

Total minimum lease payments	37	$6,407

Less - amount representing interest	1

Present value of capital lease obligations	36
Less - current portion	28

Long-term portion of capital lease obligation	$8

b.	Royalty commitments:

In November 1996, the Company entered into a research and development agreement with the Israel-United States Binational Industrial Research and Development Foundation (“BIRD-F”) which provided for funding assistance for research and development activities. This arrangement expired in May 1998. In accordance with the provisions of this grant, the Company is committed to pay royalties at the rate of 2.5% to 5% of future revenues, if and when they occur, from the sale of resulting products or technologies. The royalty obligations related to future revenues under the BIRD-F arrangement are capped at 150% of funding received as adjusted for changes in the United States Consumer Price Index. There is no repayment obligation for grant receipts with the exception of royalty payments. A total of $654 has been received under the BIRD-F arrangement through September 30, 2009. During the nine months ended September 30, 2009 the Company did not record any royalty expenses in connection with such commitment. A total of $670 has been paid through September 30, 2009 under the BIRD-F arrangement. In addition following the Company’s merger with GigOptix (see also Note 10), the Company received a request letter from BIRD-F, after the balance sheet date claiming immediate repayment of $364 on account of grants received. Following discussions with BIRD-F, it waived its claim for immediate repayment and currently the Company is committed to pay additional amounts only resulting from future revenues, if and when they occur, from the sale of resulting products or technologies for which grants were received.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

Note 10:	SUBSEQUENT EVENTS

On November 9, 2009, GigOptix, Inc, a Delaware corporation (“GigOptix”), completed an acquisition of the Company. The acquisition was consummated pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and between GigOptix, a wholly-owned subsidiary of GigOptix and the Company, dated November 9, 2009. Pursuant to the Merger Agreement, GigOptix acquired the Company through a reverse triangular merger, whereby the wholly-owned subsidiary of GigOptix merged with and into the Company, with the Company as the surviving corporation and the Company becoming a wholly-owned subsidiary of GigOptix.

Under the terms of the Merger Agreement, certain of the Company’s Series AA and BB stockholders received, in aggregate, 3,540,946 shares of GigOptix common stock. All of the other preferred stock, common stock, stock options, and warrants of the Company were cancelled and extinguished without any conversion.

In addition upon the closing of the merger, GigOptix assumed the remaining $2,000 in debt outstanding under the Company’s credit agreement (see also Note 7).

* * * * * * *